LOGO

 Rule 10f-3 Transaction Form

 Acquisition of Securities During Affiliated Underwritings


PARTICIPATING FUNDS

[_]  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
     ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
     ISHARES CORE U.S. CREDIT BOND ETF (ISHCRED)
     ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
     ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
     ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP) Multimanager Core Bond Portfolio (AXA-VIP)
     AZL Enhanced Bond Index Fund (AZ-CORE)
     BlackRock Allocation Target Shares: Series C Portfolio (BATSC)
     BlackRock Balanced Capital Portfolio (FI) (BCS_F)
     BlackRock Core Bond Portfolio (BR-CORE)
     BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Investment Grade Bond Portfolio (BR-IG)
     Strategic Income Opportunities Fund (BR-SIP)
     BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
     BlackRock Macro Themes Fund - Fixed Income Sleeve (BRMT-FI)
     BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
     BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
     Consulting Group Capital Markets Funds (CG-CGCM)
     Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
     U.S. Total Bond Index Master Portfolio (MIP_AGG)
     Nationwide Bond Index Fund (NW-BI)
     NVIT Bond Index Fund (NW-GBI)
     JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
     Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)
     UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

 Date of Offering Commencement:  03-18-2016

 Security Type:                  BND/CORP

 Issuer                          Newell Rubbermaid Inc. (2026)

 Selling Underwriter             Goldman, Sachs & Co

 Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                 [X] Other: Mitsubishi UFJ Securities (USA),
                                 Inc for CG-CGCM

 List of Underwriter(s)          Goldman, Sachs & Co., Citigroup Global
                                 Markets Inc., J.P. Morgan Securities LLC, RBC
                                 Capital Markets, LLC, Credit Suisse
                                 Securities (USA) LLC, Mitsubishi UFJ
                                 Securities (USA), Inc., PNC Capital Markets
                                 LLC, Wells Fargo Securities, LLC, ING
                                 Financial Markets LLC, U.S. Bancorp
                                 Investments, Inc., The Williams Capital
                                 Group, L.P.

                                                                    Page 1 of 2

                                                                          LOGO


TRANSACTION DETAILS

Date of Purchase      03-18-2016

Purchase Price/Share
(PER SHARE / % OF PAR)  $99.798  Total Commission, Spread or Profit      0.650%
                        --------                                         ------

1.  Aggregate Principal Amount Purchased (a+b)                       $  100,000,000
                                                                     --------------

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)     $   31,113,000

    b.  Other BlackRock Clients                                      $   68,887,000

2.  Aggregate Principal Amount of Offering                           $2,000,000,000
                                                                     --------------
FUND RATIO
[Divide Sum of #1 by #2]                                                       0.05
Must be less than 0.25

                                                                          LOGO


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[_] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dipankar Banerjee               Date:  03-22-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Approved by:             Steven DeLaura                  Date:  03-22-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

                                                                          LOGO

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the
                           Funds' participation in the offering by the Funds
                           and other accounts managed by BlackRock divided by
                           the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities
                               (or for such shorter period that the issuer was required to file such material)

                                                                          LOGO


TERM                              DEFINITION
Eligible Municipal Securities     The securities:

                                  (a) are direct obligations of, or obligations
                                      guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section
                                      103(c)(2) of Title 26) the interest on
                                      which is excludable from gross income
                                      under certain provisions of the Internal
                                      Revenue Code;

                                  (b) are sufficiently liquid that they can be
                                      sold at or near their carrying value
                                      within a reasonably short period of time;
                                      and

                                  (c) either

                                      (1)  are subject to no greater than
                                           moderate credit risk; or

                                      (2)  if the issuer of the municipal
                                           securities, or the entity supplying
                                           the revenues or other payments from
                                           which the issue is to be paid, has
                                           been in continuous operation for less
                                           than three years, including the
                                           operation of any predecessors, the
                                           securities are subject to a minimal
                                           or low amount of credit risk.

                                  Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering       The securities are sold in an offering where

                                  (a) the securities are offered or sold in
                                      transactions exempt from registration
                                      under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules
                                      501-508 thereunder;

                                  (b) the securities were sold to persons that
                                      the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                  (c) the seller and any person acting on behalf
                                      of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering    The security is issued or guaranteed as to
                                  principal or interest by the United States, or
                                  by a person controlled or supervised by and
                                  acting as an instrumentality of the Government
                                  of the United States pursuant to authority
                                  granted by the Congress of the United States;
                                  or any certificate of deposit for any of the
                                  foregoing.

U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.